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                                                                    EXHIBIT 23.1


                     CONSENT OF KPMG, CHARTERED ACCOUNTANTS
                                      KPMG
                              CHARTERED ACCOUNTANTS


ACCOUNTANTS' CONSENT

PetroQuest Energy, Inc.

To the Directors of

We consent to the incorporation by reference in the registration statement on Form S-8 of PetroQuest Energy, Inc. (formerly Optima Petroleum Corporation) of our report dated March 13, 1998, relating to the balance sheet of Optima Petroleum Corporation as of December 31, 1997 and 1996, and the related statements of operations and deficit and changes in financial position for each of the three years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Optima Petroleum Corporation.

We also consent to the reference to our firm under the heading of "Experts" in the Registration Statement.


KPMG
Chartered Accountants
Vancouver, Canada

October 13, 1998